Exhibit 5.1

[Letterhead of Morgan, Lewis & Bockius LLP]

November 21, 2003

AmeriGas Partners, L.P.

460 North Gulph Road

King of Prussia, PA 19406

Re:	Registration Statement on Form S-3 for Common Units and Debt Securities

Ladies and Gentlemen:

We have acted as counsel to AmeriGas Partners, L.P., a Delaware limited partnership (the “Partnership”), and AmeriGas Finance Corp., a Delaware corporation and wholly owned finance subsidiary of AmeriGas Partners, L.P. (“AmeriGas Finance,” together with the Partnership, the “Issuers”), in connection with the filing of a Registration Statement on Form S-3, including the exhibits thereto (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”) and the rules and regulations promulgated thereunder, for the registration of the Common Units of the Partnership and Debt Securities of the Issuers (the “Securities”) having an aggregate initial offering price of up to $500,000,000. Except as otherwise defined herein, capitalized terms are used as defined in the Registration Statement.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the form of preliminary prospectus included therein, the Form of Indenture by and between the Issuers and Wachovia National Bank, N.A., as trustee (included as exhibit 4.1 to the Registration Statement), the Partnership’s Certificate of Limited Partnership, as amended to date, the Partnership’s Agreement of Limited Partnership, as amended to date, and such other documents, records, statutes and decisions as we have deemed necessary or appropriate for the purposes of the opinions expressed herein. In our examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies and the authenticity of all such documents. As to matters of fact, we have relied upon representations of officers and representatives of the Issuers. We have also assumed that (i) the definitive terms of any Debt Security offered pursuant to the Registration Statement will have been established in accordance with resolutions of the Board of Directors of AmeriGas Propane, Inc., general partner of the Partnership, on behalf of the Partnership and in accordance with resolutions of the Board of Directors of AmeriGas Finance, and applicable law; (ii) any Common Units will be duly issued, and the certificates evidencing the same will be duly executed and delivered against receipt of the consideration approved by the Partnership; (iii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness shall not have been terminated or rescinded; (iv) a Prospectus Supplement will have been filed with the Securities and Exchange Commission describing the Securities offered thereby; (v) all Securities will be issued in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; and (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Issuer thereof and the other parties thereto.

Based upon the foregoing, we are of the opinion that when (a) the Issuers have taken all necessary action to approve the issuance of the Securities, the terms of the offering thereof and related matters and (b) such Securities have been issued and delivered in accordance with the terms of any applicable definitive purchase, underwriting or other agreement approved by the Issuers upon payment (or delivery) of the consideration therefor provided for therein:

1.    Any Common Units, when issued and delivered, will be duly and validly issued and, on the assumption that the holder of such Common Units is not also a general partner of the Partnership and does not participate in the control of the Partnership’s business, such Common Units will be fully paid and non-assessable.

2.    Any Debt Securities will constitute legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, and will be entitled to the benefits provided by the Indenture.

Our opinion set forth above with respect to the Debt Securities is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws relating to or affecting creditor’s rights generally, general equity principles (whether considered in a proceeding at equity or at law), and an implied covenant of good faith and fair dealing.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters”. In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/    Morgan, Lewis & Bockius LLP